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                                                                    EXHIBIT 23.1

                         ARNOLD, SPAIN & COMPANY, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                           914 NORTH HIGHLAND AVENUE
                           JACKSON, TENNESSEE 38301

BILLY SPAIN, C.P.A.              -------------      MEMBERS:
WINSTON TRUETT, C.P.A.                              AMERICAN INSTITUTE OF
MICHAEL HEWITT, C.P.A.           901- 427-8571      CERTIFIED PUBLIC ACCOUNTANTS
   ----------------            FAX 901- 424-5701
                                                    TENNESSEE SOCIETY OF
KRISTI MCNEILL, C.P.A.                              CERTIFIED PUBLIC ACCOUNTANTS
AMY CREIGHTON, C.P.A.
GRADY ARNOLD, C.P.A., RETIRED
                                                    AICPA DIVISION OF FIRMS




    Board of Directors
    Lexington First Federal Mutual
     Holding Company
    Lexington, TN  38351

                         INDEPENDENT AUDITOR'S CONSENT

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 1997, on the consolidated financial statements of Lexington First Federal Mutual Holding Company, to the Registration Statement (Form SB-2), Application for Conversion (Form AC), and related Prospectus, and any amendments thereto, of Community National Corporation.


                                       /s/ Arnold, Spain & Company P.C.

                                       Certified Public Accountants



    July 14, 1997